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                                                                   EXHIBIT 10.15



                        AMENDMENT TO SUPPLY AGREEMENT


     This AMENDMENT TO SUPPLY AGREEMENT is made and entered into as of this 15 day of October, 1998, by and between EKC TECHNOLOGY, INC., a California corporation ("EKC") and NANOPHASE TECHNOLOGIES CORPORATION, a Delaware corporation ("Nanophase").


                                      RECITALS


     WHEREAS, EKC and Nanophase entered into a Supply Agreement dated as of December 31, 1997 (hereinafter the "Supply Agreement"); and


     WHEREAS, the parties hereto desire to amend the Supply Agreement.


     NOW THEREFORE, for and in consideration of the payments to be made hereunder, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


     1. Paragraph 5 of the Supply Agreement is hereby amended to read, in its entirety, as follows:


          "5. TERMINATION OF EXCLUSIVITY. If EKC fails to purchase from Nanophase an amount of Nanophase Particles required to meet the applicable Minimum Quarterly Exclusivity Threshold (set forth below), then Nanophase may, upon ninety (90) days prior written notice to EKC, terminate the exclusivity obligation of
     Section 2(a); provided, however, EKC shall have the right to cure any such deficiency and avoid the termination of Nanophase's exclusivity obligation by submitting to Nanophase a prepaid order in the amount of such deficiency prior to expiration of the 90-day notice period. In the event the exclusivity obligation of Nanophase is so terminated, the remaining rights and obligations of this Agreement shall nevertheless remain in full force and effect unless terminated in accordance with Section 4 hereof.



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     For each calendar quarter during the term hereof, the Minimum
     Quarterly Exclusivity Threshold shall be as follows:

                                       Minimum Quarterly
                    Calendar Quarter   Exclusivity Threshold
                    -----------------  ---------------------
                                        (000's omitted)
                    3rd Quarter 1998         50
                    4th Quarter 1998         75
                    1st Quarter 1999         100
                    2nd Quarter 1999         125
                    3rd Quarter 1999         175
                    4th Quarter 1999         250
                    1st Quarter 2000         250
                    2nd Quarter 2000         250
                    3rd Quarter 2000         500
                    4th Quarter 2000         500


For each calendar quarter of each year after the year 2000, the Minimum Quarterly Exclusivity Threshold shall be an amount equal to the lesser of (i) two times the total of the Minimum Quarterly Exclusivity Threshold for the previous year, or (ii) $5,000,000.00, divided in each case by four (4). For example, the Minimum Quarterly Exclusivity Threshold for each calendar quarter of the year 2001 would be $750,000.00, which is determined by adding the Minimum Quarterly Exclusivity Threshold for each quarter in the year 2000 multiplying that total by two and then dividing by four."

     2. Paragraph 6 of the Supply Agreement is hereby amended to read, in its entirety, as follows:

          "6. TERMINATION OF SUPPLY MAINTENANCE OBLIGATION. If EKC fails to purchase from Nanophase an amount of Nanophase Particles required to meet the applicable annual supply maintenance obligation (set forth below), Nanophase may terminate its obligation to supply Nanophase Particles exclusively to EKC hereunder, except, however, Nanophase shall thereafter continue to be obligated to supply EKC with quantities of Nanophase Particles sufficient for EKC to satisfy all orders for CMP Products that EKC receives from its customer base existing at the time of such termination (the "Supply Maintenance


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     Obligation").  Nanophase may terminate its obligation to supply
     Nanophase Particles other than to EKC's existing customers base upon thirty (30) days written notice to EKC following EKC's failure to meet the applicable annual Minimum Supply Maintenance Threshold; however, EKC shall have the right to cure such deficiency and avoid such termination by submitting to Nanophase a prepaid order for the deficiency in the applicable Minimum Supply Maintenance Threshold prior to the expiration of the 30-day notice period. The Minimum Supply Maintenance Threshold shall be an amount equal to one-half of the total Minimum Quarterly Exclusivity Thresholds for each calendar year. For example, the Minimum Supply Maintenance Threshold for the year 2000 would be $750,000.00, which is determined by adding the Minimum Quarterly Exclusivity Thresholds for each calendar quarter of the year 2000 and dividing by two."

     3. Except as amended hereby, the Supply Agreement shall otherwise remain in full force and effect.


          IN WITNESS WHEREOF, the parties have caused this Amendment to Supply Agreement to be executed as of the day and year first above written.


EKC TECHNOLOGY, INC.                                NANOPHASE TECHNOLOGIES
                                                          CORPORATION


By: /s/ Authorized Signatory                        By: /s/ Don Freed
   ---------------------------------                   -------------------------
Title: VP-CMP                                       Title: Vice President
      ------------------------------                      ----------------------



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